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                                                                     EXHIBIT 4.1

                           LIMITED WAIVER AND CONSENT

        THIS LIMITED WAIVER AND CONSENT (this "Waiver"), is entered into as of March 25, 2003, by Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the "Borrower"), General Electric Capital Corporation, as Agent and assignee of LTCB Trust Company (the "Agent"), and such number of the Banks (defined hereafter) signatory to the Loan Agreement (defined hereafter) as may be required pursuant to that certain Loan Agreement dated as of November 20, 1995 (as amended from time to time, the "Loan Agreement") among Borrower, Agent, and the banks party thereto from time to time (the "Banks"). Capitalized terms not otherwise defined herein shall be ascribed the meaning set forth for such term in the Loan Agreement.

        WHEREAS, pursuant to the Loan Agreement, the Banks made available to the Borrower certain credit facilities;

        WHEREAS, the Borrower desires to make a partial prepayment (the "Prepayment") of the Loans in the principal amount of up to $50,000,000, as permitted by and subject to the conditions of Section 3.03 of the Loan Agreement;

        WHEREAS, the Borrower has requested that the Agent and the Banks consent to the application of the Prepayment to the next-scheduled installment of principal due on the Loans and waive the provisions of the Loan Agreement prohibiting such application; and

        WHEREAS, the Agent and the Banks executing this Waiver are willing to waive such provisions and consent to such application of the Prepayment under the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and for other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

        SECTION 1. Waiver and Consent to Application of Prepayment.

        1.1 The Agent and the Banks executing this Waiver hereby consent to the Prepayment and waive Section 3.03(a)(iv) of the Loan Agreement so as to permit the application of the Prepayment to the next-scheduled installment of principal due on the Loans, so long as (a) the conditions of Section 3.03 of the Loan Agreement are satisfied, including, without limitation, the payment of all amounts due to the Banks pursuant to Section 5.04 of the Loan Agreement, but excluding any notice requirement stated therein, notice having been deemed received by the Agent, (b) on or within 10 Business Days after the date hereof, the Prepayment is delivered to Agent in immediately available funds for distribution to the Lenders against payment of such next scheduled installment, and (c) on the date hereof and the date on which the Prepayment is received by the Agent, no Default or Event of Default exists.

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        1.2     Notwithstanding Section 3.03(a)(iv) of the Loan Agreement, so
long as the Prepayment is made in accordance with the conditions set forth in
Section 1.1 hereof, the Agent and the Banks hereby waive such Section and consent to the application of the Prepayment to the next scheduled installment of principal due on the Loans; provided, however, that such waiver and consent is hereby expressly limited to the terms hereof as set forth herein and shall not extend to any other or subsequent payments, prepayments or repayments of any kind or be considered a waiver of any provision of the Loan Agreement or any other Loan Document.

        1.3 The Borrower hereby represents and warrants to the Agent and the Banks that the Prepayment (and the incurrence of indebtedness giving rise to the Prepayment) comply in all respects with the requirements of the Loan Agreement and the other Loan Documents and that the consummation of the incurrence of such indebtedness and the performance by the Borrower of its obligations under such indebtedness will not cause a Default or an Event of Default under any Loan Document.

        SECTION 2. Effectiveness of Waiver. This Waiver shall not be deemed effective until (i) the Agent shall have executed and delivered to the Borrower a copy of this Waiver and (ii) the Agent shall have one or more copies of this Waiver, executed by Borrower and such number of the Banks as may constitute the Required Banks.

        SECTION 3. Miscellaneous.

        3.1 No Waiver. Except to the extent that a provision of the Loan Agreement and the other Loan Documents is expressly modified by this Waiver, nothing in this Waiver shall constitute a modification of the provisions of the Loan Agreement or any other Loan Document or a waiver by the Agent or Banks of their rights and remedies under the Loan Documents. No act or omission by the Agent or any Bank shall constitute a waiver of any of their rights and remedies under the Loan Documents unless such waiver is in writing, signed by the Agent and the requisite Banks required for approval of such modification under the Loan Agreement and then only to the extent specifically set forth therein. Nothing in this Waiver shall be deemed to modify or affect any obligations that the Borrower or any other affiliate of the Borrower may have to Agent or any Lender with respect to any credit facility or other financial arrangements other than those evidenced by the Loan Agreement.

        3.2 Reaffirmation. The Borrower hereby acknowledges that all terms and conditions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect. The Borrower hereby reaffirms the outstanding Loans. This Waiver is incorporated into the Loan Agreement by reference and shall constitute a part thereof as if fully set forth therein. In the event that any of the terms or the provisions of the Loan Agreement are inconsistent with or contradictory of the terms hereof, the terms of this Waiver shall control. Borrower hereby agrees to pay promptly all costs and expenses incurred by Agent (including, without limitation, the fees and expenses of Agent's counsel) in connection with the preparation, negotiation and execution of this Waiver.

        3.3 Release. The Borrower acknowledges and agrees that, as of the date hereof, it does not have any claim, defense or set-off right against the Agent or any Bank or their respective

                                        2

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officers, directors, employees, agents, successors, assigns or affiliates, nor any claim, defense or set-off right to the enforcement by the Agent or any Bank of the full amount of the Loans. The Borrower hereby forever expressly waives, releases relinquishes, satisfies, acquits and discharges the Agent and the Banks, and their respective officers, directors, employees, agents, successors, assigns and affiliates, from any and all defenses to payment or other defenses, set-offs, claims, counterclaims, liability and causes of action, accrued or unaccrued, whether known or unknown, which occurred or arose on or prior to the date hereof.

        3.4 Counterparts. This Waiver may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Waiver may be delivered by facsimile transmission with the same force and effect as if originally executed copies of this Waiver were delivered to all parties hereto.

        3.5 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Waiver shall not affect the validity or enforceability of the remaining portions of this Waiver, or any part thereof.

        3.6 Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

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        IN WITNESS WHEREOF, the parties hereto have each caused this Waiver to be duly executed by their duly authorized representatives as of the date first above written.


                                          BORROWER:

                                          COCA-COLA BOTTLING CO. CONSOLIDATED


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          AGENT:

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          LENDERS:

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          SUNTRUST BANK


                                          By:
                                             -------------------------
                                          Name:
                                          Title:


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          DZ BANK AG DEUTESCHE ZENTRAL-
                                          GENOSSENSCHAFTSBANK, FRANKFURT AM
                                          MAIN (formerly DG BANK DEUTSCHE
                                          GENOSSENSCHAFTSBANK AG), as a Lender


                                          By:
                                             -------------------------
                                          Name:
                                          Title:


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          WACHOVIA BANK, NATIONAL ASSOCIATION


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                          ATLANTA AGENCY


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          THE CHIBA BANK, LTD.


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          FLEET NATIONAL BANK


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER

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                                          SOCIETE GENERALE


                                          By:
                                             -------------------------
                                          Name:
                                          Title:

SIGNATURE PAGE TO WAIVER